UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
April 2, 2008

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2008, Cabot Microelectronics Corporation (the “Company”) issued a press release entitled “Barbara A. Klein elected to Cabot Microelectronics’ Board of Directors,” a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that Barbara A. Klein has been elected to the Company’s Board of Directors effective April 2, 2008.  Ms. Klein was elected as a Class III director with an initial term to expire at the Annual Meeting of Stockholders in 2009.  Ms. Klein has been appointed to serve on each of the Audit Committee and the Nominating and Corporate Governance Committee of the Board.  The Board of Directors has determined that Ms. Klein is an independent director as defined by relevant regulations.

Ms. Klein’s compensation and terms for her services as a director will be consistent with those of the Company’s other non-employee directors, as described in Exhibit 10.46 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2007.  Other than these, no arrangement or understanding exists between Ms. Klein and the Company, or to the Company’s knowledge, any other person or persons pursuant to which Ms. Klein was selected as a director.  Ms. Klein is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Albert Y.C. Yu has resigned from the Company’s Board of Directors effective April 2, 2008, due to personal reasons given his intention to restrict his travels, as previously announced by the Company.  Dr. Yu has served as a Director of the Company since 2005.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press release, dated April 2, 2008, entitled “Barbara A. Klein Elected to Cabot Microelectronics’ Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION

Date: April 3, 2008	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Vice President and Chief Financial Officer
[Principal Financial Officer]

INDEX TO EXHIBITS

Exhibit Number	Title
99.1	Press release, dated April 2, 2008, entitled “Barbara A. Klein Elected to Cabot Microelectronics’ Board of Directors.”

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